As filed with the Securities and Exchange Commission on September 22, 2000
                                                  Registration No. 333-33418


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 2 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           FINGER LAKES BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                             6712           (To be applied for)
(State or Other Jurisdiction of     (Primary Standard       (I.R.S. Employer
Incorporation or Organization) Industrial Classification) Identification Number)

                               470 Exchange Street
                             Geneva, New York 14456
                                 (315) 789-3838
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                                G. Thomas Bowers
                 Chairman, President and Chief Executive Officer
                           Finger Lakes Bancorp, Inc.
                               470 Exchange Street
                             Geneva, New York 14456
                                 (315) 789-3838
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                              John J. Gorman, Esq.
                                Alan Schick, Esq.
                   Luse Lehman Gorman Pomerenk & Schick, P.C.
                           5335 Wisconsin Avenue, N.W.
                                    Suite 400
                             Washington, D.C. 20015

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                                  Proposed          Proposed maximum
        Title of each class of            Amount to be        maximum offering         aggregate            Amount of
     securities to be registered           registered         price per share      offering price (1)    registration fee
Common Stock, $.01 par value per share  2,480,112 shares         $7.00               $17,360,784           $5,041(2)
-------------------------------------- -------------------  -------------------- ----------------------  ----------------
Participation Interests (3)                 1,000,000               --                    --                   --
====================================== ===================  ==================== ======================  ================

 ------------------------------------

(1)      Estimated solely for the purpose of calculating the registration fee.
(2)      $5,041 was previously paid.
(3) The securities to be purchased by Savings Bank of the Finger Lakes 401(k) Savings Plan are included in the amount shown for the common stock. Pursuant to Securities Act Rule 457 (h) no separate fee is required to be paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II:          INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.          Other Expenses of Issuance and Distribution

                                                                                                         Amount
                                                                                                         ------
         *        Legal Fees and Expenses............................................             $      200,000
         *        Printing, Postage and Mailing......................................                    160,000
         *        Appraisal and Business Plan Fees and Expenses......................                     30,000
         *        Accounting Fees and Expenses.......................................                     85,000
         *        Conversion Data Processing.........................................                     15,000
         **       Marketing Fees and Expenses........................................                    290,000
         *        Filing Fees (NASD, OTS and SEC)....................................                     20,000
         *        Other Expenses.....................................................                     50,000
                                                                                                  --------------
         *        Total .............................................................             $      850,000

                                                                                                  ==============


---------------
*        Estimated
** Savings Bank of the Finger Lakes, FSB and Finger Lakes Bancorp, Inc. have retained Friedman, Billings, Ramsey & Co., Inc ("FBR") to assist in the sale of common stock on a best efforts basis in the Subscription and Community Offerings. For purposes of computing estimated expenses, it has been assumed that FBR will receive fees of approximately $215,000, exclusive of attorneys' fees of $40,000. FBR estimates that its expenses shall not exceed $25,000.

Item 14.          Indemnification of Directors and Officers

Indemnification of Directors and Officers of Finger Lakes Bancorp, Inc.

     Article TENTH of the Certificate of Incorporation of Finger Lakes Bancorp, Inc. (the "Corporation") sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

         TENTH:

     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation

Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

     D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

     E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

Item 15.          Recent Sales of Unregistered Securities.

                  Not Applicable.

Item 16.          Exhibits and Financial Statement Schedules:

     The exhibits and financial statement schedules filed as part of this registration statement are as follows:

                  (a)      List of Exhibits

1.1 Engagement Letter between Finger Lakes Bancorp, Inc. and Friedman, Billings, Ramsey & Co., Inc.*

1.2 Form of Agency Agreement among Finger Lakes Bancorp, Inc., Savings Bank of the Finger Lakes and Friedman, Billings, Ramsey & Co., Inc.*

2    Plan of Conversion and Reorganization*

3.1  Certificate of Incorporation of Finger Lakes Bancorp, Inc.*

3.2  Bylaws of Finger Lakes Bancorp, Inc.*

4    Form of Common Stock Certificate of Finger Lakes Bancorp, Inc.*

5 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*

8.1  Form of Federal Tax Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C.

8.3  Letter from FinPro, Inc. with respect to Subscription Rights*

10.1 Form of Employment Agreement*

10.2 1996 Stock Option Plan*

10.3 1996 Management Recognition Plan*

21   Subsidiaries of the Registrant*

23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, P.C. (contained in opinion filed as Exhibit 5)*

23.2 Consent of KPMG LLP*

23.3 Consent of FinPro, Inc.*

24   Power of Attorney (set forth on Signature Page)*

27 EDGAR Financial Data Schedule. Incorporated by reference to Exhibit 27 to the Quarterly Report on Form 10-Q of Finger Lakes Financial Corp. (Commission file No. 000-248091) as filed with the Commission on August 14, 2000.

99.1 Appraisal Agreement between Finger Lakes Bancorp, Inc. and FinPro, Inc.*

99.2 Appraisal Report of FinPro, Inc.**

99.3 Marketing Materials*

99.4 Order and Acknowledgment Form*

99.5 Proxy Statement*

99.6 Prospectus Supplement*
------------------------------------

*        Previously filed.
**       Filed pursuant to Rule 202 of Regulation S-T
***      To be filed

                  (b)      Financial Statement Schedules

     No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.          Undertakings

                  The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Geneva, state of New York on September 21, 2000.

                                     FINGER LAKES BANCORP, INC.


                                      By: \s\ G.  Thomas Bowers
                                          -----------------------------------
                                              G. Thomas Bowers
                                              Chairman of the Board, President
                                              and Chief Executive Officer
                                              (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Finger Lakes Bancorp, Inc. (the "Company") hereby severally constitute and appoint G. Thomas Bowers as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said G. Thomas Bowers may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said G. Thomas Bowers shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and as of the dates indicated.

Signatures                       Title                          Date
----------                       -----                          ----

\s\ G.  Thomas Bowers    Chairman of the Board,            September 21, 2000
---------------------    President, Chief Executive
G. Thomas Bowers         Officer and Director (Principal
                         Executive Officer)






\s\Terry L. Hammond      Executive Vice President and      September 21, 2000
-------------------      Chief Financial Officer
Terry L. Hammond         (Principal Financial and
                         Accounting Officer





\s\ Michael J. Hanna     Director                          September 21, 2000
----------------------
Michael J. Hanna




\s\ Chris M.  Hansen     Director                          September 21, 2000
----------------------
Chris M. Hansen



\s\ Richard J. Harrison  Director                          September 21, 2000
-----------------------
Richard J. Harrison

\s\ James E. Hunter      Director                          September 21, 2000
----------------------
James E. Hunter



\s\ Ronald C. Long
---------------------    Director                          September 21, 2000
Ronald C. Long




\s\ Bernard G. Lynch
----------------------   Director                          September 21, 2000
Bernard G. Lynch



\s\ Arthur W.  Pearce
----------------------   Director                          September 21, 2000
Arthur W. Pearce



\s\ Joan C. Rogers
----------------------   Director                          September 21, 2000
Joan C. Rogers

     As filed with the Securities and Exchange  Commission on September 22, 2000
                                                     Registration No. 333-33148




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549












                         ------------------------------------





                                    EXHIBITS
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                               AMENDMENT NO. 2 TO
                                    FORM S-1




                          ------------------------------------














                           FINGER LAKES BANCORP, INC.

                                  EXHIBIT INDEX

1.1 Engagement Letter between Finger Lakes Bancorp, Inc. and Friedman, Billings, Ramsey & Co., Inc.*

1.2 Form of Agency Agreement among Finger Lakes Bancorp, Inc., Savings Bank of the Finger Lake, FSB and Friedman, Billings, Ramsey & Co., Inc.*

2    Plan of Conversion and Reorganization*

3.1  Certificate of Incorporation of Finger Lakes Bancorp, Inc.*

3.2  Bylaws of Finger Lakes Bancorp, Inc.*

4    Form of Common Stock Certificate of Finger Lakes Bancorp, Inc.*

5 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*

8.1  Form of Federal Tax Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C.

8.3  Letter from FinPro, Inc. with respect to Subscription Rights*

10.1 Form of Employment Agreement*

10.2 1996 Stock Option Plan*

10.3 1996 Management Recognition Plan*

21   Subsidiaries of the Registrant*

23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, P.C. (contained in opinion filed as Exhibit 5)*

23.2 Consent of KPMG LLP*

23.3 Consent of FinPro, Inc.*

24   Power of Attorney (set forth on Signature Page)*

27 EDGAR Financial Data Schedule. Incorporated by reference to Exhibit 27 to the Quarterly Report on Form 10-Q of Finger Lakes Financial Corp. (Commission file No. 000-248091) as filed with the Commission on August 14, 2000.

99.1 Appraisal Agreement between Finger Lakes Bancorp, Inc. and FinPro, Inc.*

99.2 Appraisal Report of FinPro, Inc.*

99.3 Marketing Materials*

99.4 Order and Acknowledgment Form*

99.5 Proxy Statement*

99.6 Prospectus Supplement*
------------------------------------

*        Previously filed.
**       Filed pursuant to Rule 202 of Regulation S-T
***      To be filed

                           EXHIBIT 8.1

                                                                  (202) 274-2000


September 1, 2000

Boards of Directors
Finger Lakes Bancorp, Inc.
Finger Lakes Financial Corp.
Finger Lakes Financial Corporation, MHC
Savings Bank of the Finger Lakes
470 Exchange Street
Geneva, New York 14456

Ladies and Gentlemen:

     You have requested this firm's opinion regarding certain federal income tax consequences which will result from the conversion of Finger Lakes Financial
Corporation, MHC, (the "Mutual Holding Company") from the two-tier holding company structure to the stock holding company form, as effectuated pursuant to the three integrated transactions described below.

     In connection therewith, we have made such investigations as we have deemed relevant or necessary for the purpose of this opinion. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined and have relied upon the accuracy of the factual matters set forth in the Plan of Conversion and Reorganization (the "Plan") and the Registration Statement filed by Finger Lakes Bancorp, Inc. (the "Holding Company") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, and the Application for Conversion on Form AC filed with the Office of Thrift Supervision (the "OTS").

     Our opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the "Code) and regulations thereunder (the "Treasury Regulations"), and upon current Internal Revenue Service ("IRS") published rulings and existing court decisions, any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein. Similarly, any change in the facts and assumptions stated below, upon which this opinion is based, could modify the conclusions. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

Boards of Directors
Finger Lakes Bancorp, Inc.
Finger Lakes Financial Corp.
Finger Lakes Financial Corporation, MHC.
Savings Bank of the Finger Lakes, FSB
September 1, 2000
Page 2

     We, of course, opine only as to the matters we expressly set forth, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to other federal laws and regulations, or as to laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

     For purposes of this opinion, we are relying on the opinion of FinPro the appraiser of the Holding Company, to the effect that the subscription rights distributed to Eligible Account Holders and Supplemental Eligible Account Holders have no value. We are also relying on the representations provided to us by the Mutual Holding Company, Finger Lakes Financial Corp. (described below), Savings Bank of the Finger Lakes, FSB (as described below), and the Holding Company, as set forth in the affidavits of the authorized officers of each of the aforementioned entities, incorporated herein by reference. Capitalized terms used but not defined herein shall have the same meaning as set forth in the Plan.

Description of Proposed Transactions

     Based solely upon our review of the documents described above, and in reliance upon such documents, we understand that the relevant facts are as follows. On November 10, 1994, the Savings Bank of the Finger Lakes, a federally chartered mutual savings bank ("Finger Lakes") reorganized from a mutual savings bank to become the majority-owned stock subsidiary of the Mutual Holding Company. To accomplish this transaction, Finger Lakes organized the Savings Bank of the Finger Lakes, FSB, a federally chartered stock bank (the "Bank"), as a wholly-owned subsidiary. Finger Lakes then transferred substantially all of its assets and liabilities, including all of its deposit-taking, lending and other banking functions and its corporate name to the newly created stock savings bank called Savings Bank of the Finger Lakes, FSB. Finger Lakes then converted its charter to a mutual holding company charter to become the Mutual Holding Company.

     In connection with the foregoing transaction, the Bank sold less than 50% of its outstanding shares of Bank common stock to depositors, certain tax-qualified plans and members of the public (the "Bank Minority
Stockholders"). The remaining shares of Bank common stock were held by the Mutual Holding Company. The reorganization of Finger Lakes into the mutual holding company form of organization, and the sale to the Bank Minority Stockholders of stock in the Bank, are sometimes herein collectively referred to as the "MHC Reorganization." On August 17, 1998, the Bank reorganized into a two-tier holding company

Boards of Directors
Finger Lakes Bancorp, Inc.
Finger Lakes Financial Corp.
Finger Lakes Financial Corporation, MHC.
Savings Bank of the Finger Lakes, FSB
September 1, 2000
Page 3

     form of organization whereby Finger Lakes Financial Corp., a federally-chartered mutual holding company with the power to issue stock ("Mid-Tier Holding Company") became the parent of the Bank and the Mid-Tier Holding Company became the majority owned subsidiary of the Mutual Holding Company. To accomplish this transaction, the Bank chartered the Mid- Tier Holding Company as a wholly owned subsidiary and the Mid-Tier Holding Company chartered an interim ("Interim") federal stock savings bank as a wholly owned subsidiary. Interim then merged into the Bank with the Bank's shareholders, including the Mutual Holding Company, receiving shares of the Mid-Tier Holding Company in exchange for their shares of Bank common stock. The shares of the Mid-Tier Holding Company owned by the Bank were canceled.

     On January 30, 2000, the Mutual Holding Company adopted the Plan of Conversion and Reorganization ("Plan") providing for the conversion of the Mutual Holding Company into the capital stock form of organization as Finger Lakes Bancorp, Inc.

     At the present time, three transactions referred to as the "MHC Merger", the "Mid-Tier Merger", and the "Bank Merger" are being undertaken. Pursuant to the Plan, the conversion ("Conversion") will be effected in the following steps, each of which will be completed contemporaneously.

         (i) The Bank will establish the Holding Company as a first-tier Delaware chartered stock holding company subsidiary.

         (ii) The Holding Company will charter an interim federal savings bank ("Interim Savings Bank").

         (iii) The Mid-Tier Holding Company will convert to a federal interim stock savings bank (as converted, the entity shall continue to be referred to as the "Mid-Tier Holding Company") and will merge with and into the Bank (the "Mid-Tier Merger") with the Bank as the resulting entity. The Mutual Holding Company and the public stockholders ("Minority Stockholders") of the Mid-Tier Holding Company will constructively receive shares of Bank common stock in exchange for their Mid-Tier Holding Company common stock.

         (iv) Contemporaneously with step (iii) above, the Mutual Holding Company will exchange its charter for an interim stock savings bank charter and will merge with and into the Bank with the

Boards of Directors
Finger Lakes Bancorp, Inc.
Finger Lakes Financial Corp.
Finger Lakes Financial Corporation, MHC.
Savings Bank of the Finger Lakes, FSB
September 1, 2000
Page 4

                  Bank as the resulting entity (the "MHC Merger"). Shares of Bank common stock constructively received pursuant to step
                  (iii) by the Mutual Holding Company will be canceled and each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in a liquidation account
                 ("Liquidation Account") of the Bank in exchange for such
                  person's interest in the Mutual Holding Company.

         (v) Immediately after the Mid-Tier Merger and the MHC Merger, Interim Savings Bank will merge with and into the Bank with the Bank as the surviving entity (the "Bank Merger"). The remaining constructive shareholders of the Bank (i.e., Minority Stockholders immediately prior to the Conversion, who, solely for purposes of this opinion and the representations incorporated herein by reference shall continue to be referred to as "Minority Stockholders" following the Conversion) will exchange the shares of Bank common stock that they constructively received in the Mid-Tier Merger for Holding Company voting common stock ("Holding Company Common Stock") pursuant to the exchange ratio ("Exchange Ratio"). No Minority Stockholder will receive more than 10% of the Holding Company Common Stock in the Bank Merger.

         (vi) Contemporaneously with the Bank Merger, the Holding Company will sell Holding Company common stock in the Offering.

     In the MHC Merger, a liquidation account is being established by the Bank for the benefit of Eligible Account Holders and Supplemental Account Holders with membership interests in the Mutual Holding Company. Pursuant to Section 19 of the Plan, the liquidation account will be equal to the greater of (a) the sum of (i) the percentage of the outstanding shares of the common stock of the Mid-Tier Holding Company owned by the Mutual Holding Company prior to the Mid-Tier Merger multiplied by the Mid-Tier Holding Company's total stockholders' equity as reflected in the latest statement of financial condition contained in the final Prospectus utilized in the Conversion, and (ii) the restricted retained earnings account that reflects certain dividends waived by the Mutual Holding Company; or (b) the retained earnings of the Bank at the time the Bank underwent its mutual holding company reorganization.

     Upon the date of consummation of the Bank Merger ("the Effective Date"), Interim Savings Bank will be merged with and into the Bank and Interim Savings Bank will cease to exist as a legal entity. All of the then outstanding shares of Bank common stock owned by the Minority Stockholders will be converted into

Boards of Directors
Finger Lakes Bancorp, Inc.
Finger Lakes Financial Corp.
Finger Lakes Financial Corporation, MHC.
Savings Bank of the Finger Lakes, FSB
September 1, 2000
Page 5

and become shares of Holding Company Common Stock pursuant to the Exchange Ratio that ensures that after the Conversion and before giving effect to Minority Stockholders' purchases in the Offering and receipt of cash in lieu of fractional shares, Minority Stockholders will own the same percentage of the Holding Company's common stock as they own of the Bank common stock.
The common stock of the Interim Savings Bank owned by the Holding Company prior to the Bank Merger will be converted into and become shares of common stock of the Bank on the Effective Date. The Holding Company Common Stock held by the Bank immediately prior to the Effective Date will be canceled on the Effective Date. Immediately following the Bank Merger, additional shares of Holding Company Common Stock will be sold to depositors and former shareholders of the Bank and to members of the public in the Offering.

     As a result of the Mid-Tier Merger, the MHC Merger and the Bank Merger, the Holding Company will be a publicly held corporation, will register the Holding Company Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will become a wholly owned subsidiary of the Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

     The  stockholders  of the  Holding  Company  will  be the  former  Minority
Stockholders of the Mid-Tier Holding Company immediately prior to the MHC Merger, plus those persons who purchase shares of Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Holding Company Common Stock have been granted, in order of priority, to depositors of the Bank who have account balances of $50.00 or more as of the close of business on December 31, 1998 ("Eligible Account Holders"), the Bank's tax-qualified employee plans ("Employee Plans"), depositors of the Bank who have account balances of $50.00 or more as of the close of business on June 30, 2000 ("Supplemental Eligible Account Holders"), other members of the Bank (other than Eligible Account Holders and Supplemental Eligible Account Holders) ("Other Members"), and owners of shares of Bank common stock other than the Mutual Holding Company. Subscription rights are nontransferable. The Holding Company will also offer shares of Holding Company Common Stock not subscribed for in the subscription offering, if any, for sale in a community offering to certain members of the general public.

Boards of Directors
Finger Lakes Bancorp, Inc.
Finger Lakes Financial Corp.
Finger Lakes Financial Corporation, MHC.
Savings Bank of the Finger Lakes, FSB
September 1, 2000
Page 6

Opinions

     Based on the foregoing description of the MHC Merger, the Mid-Tier Merger and the Bank Merger, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:

     1. The conversion of the Mutual Holding Company to a federally chartered interim stock savings association will constitute a mere change in identity, form or place of organization within the meaning of section 368(a)(1)(F) of the Code.

     2. The conversion of the Mid-Tier Holding Company to a federally chartered interim stock savings association will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code.

     3. The Mid-Tier Merger qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. (Section 368(a)(1)(A) of the Code.)

     4. The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Bank in exchange for shares of common stock in the Bank which are constructively received by Minority Stockholders and the Mutual Holding Company. (Section 361 of the Code.)

     5. No gain or loss will be recognized by the Bank upon the receipt of the assets of the Mid-Tier Holding Company in the Mid-Tier Merger (Section 1032(a) of the Code).

     6. The basis of the assets of the Mid-Tier Holding Company (other than stock in the Bank) to be received by Bank will be the same as the basis of such assets in the hands of the Mid-Tier Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

     7. The holding period of the assets of the Mid-Tier Holding Company (other than stock in Bank) to be received by Bank will include the holding period of those assets in the hands of the Mid-Tier Holding Company immediately prior to the transfer. (Section 1223(2) of the Code.)

Boards of Directors
Finger Lakes Bancorp, Inc.
Finger Lakes Financial Corp.
Finger Lakes Financial Corporation, MHC.
Savings Bank of the Finger Lakes, FSB
September 1, 2000
Page 7

     8. The Mid-Tier Holding Company shareholders will not recognize any gain or loss upon their constructive or actual exchange of Mid-Tier Holding Company common stock for Bank common stock.

     9. The MHC Merger qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. (Section 368(a)(1)(A) of the Code.)

     10. The exchange of the members' equity interests in the Mutual Holding Company for interests in a Liquidation Account established in the Bank in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations (cf. --- Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54).

     11. The Mutual Holding Company will not recognize any gain or loss on the transfer of its assets to the Bank in exchange for an interest in a Liquidation Account established in the Bank for the benefit of the Mutual Holding Company's members who remain depositors of the Bank. (Section 361 of the Code.)

     12. No gain or loss will be recognized by the Bank upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the transfer to the members of the Mutual Holding Company of an interest in the Liquidation Account in the Bank. (Section 1032(a) of the Code.)

     13. Persons who have an interest in the Mutual Holding Company will recognize no gain or loss upon the receipt of an interest in the Liquidation Account in the Bank in exchange for their voting and liquidation rights in the Mutual Holding Company. (Section 354(a) of the Code).

     14. The basis of the assets of Mutual Holding Company (other than stock in the Bank) to be received by Bank will be the same as the basis of such assets in the hands of the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

     15. The holding period of the assets of the Mutual Holding Company in the hands of the Bank will include the holding period of those assets in the hands of the Mutual Holding Company. (Section 1223(2) of the Code.)

Boards of Directors
Finger Lakes Bancorp, Inc.
Finger Lakes Financial Corp.
Finger Lakes Financial Corporation, MHC.
Savings Bank of the Finger Lakes, FSB
September 1, 2000
Page 8


     16. The Bank Merger  qualifies  as a  reorganization  within the meaning of
Section 368(a)(1)(A) of the Code, pursuant to Section 368(a)(2)(E) of the Code. For these purposes, each of the Bank, the Holding Company and Interim are "a party to the reorganization" within the meaning of Section 368(b) of the Code.

     17. Interests in the Liquidation Account established at the Bank, and the shares of Bank common stock held by Mutual Holding Company prior to consummation of the MHC Merger, will be disregarded for the purpose of determining that an amount of stock in the Bank which constitutes "control" of such corporation was acquired by the Holding Company in exchange for shares of common stock of the Holding Company pursuant to the Bank Merger (Code Section 368(c)).

     18. The exchange of shares of Bank common stock for the shares of the Holding Company Common Stock in the Bank Merger, following consummation of the Mid-Tier Merger and the MHC Merger, will satisfy the continuity of interest requirement of Income Tax Regulation Section 1.368-1(b) in the Bank Merger.

     19. Interim Savings Bank will not recognize any gain or loss on the transfer of its assets to Bank in exchange for Bank common stock and the assumption by Bank of the liabilities, if any, of Interim. (Section 361(a) and 357(a) of the Code.)

     20. The Holding Company will not recognize any gain or loss upon its receipt of Bank common stock in exchange for Interim Savings Bank common stock. (Section 354(a) of the Code.)

     21. Bank shareholders will not recognize any gain or loss upon their exchange of Bank common stock solely for shares of Holding Company Common Stock. (Section 354(a) of the Code.)

     22. The payment of cash to the Minority Stockholders in lieu of fractional shares of Holding Company will be treated as though the fractional shares were distributed as part of the Bank Merger and then redeemed by Holding Company. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Code, with the result that such shareholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574)

Boards of Directors
Finger Lakes Bancorp, Inc.
Finger Lakes Financial Corp.
Finger Lakes Financial Corporation, MHC.
Savings Bank of the Finger Lakes, FSB
September 1, 2000
Page 9

     23. Each Bank shareholder's aggregate basis in his or her Holding Company Common Stock received in the exchange will be the same as the aggregate basis of the Bank common stock surrendered in exchange therefor. (Section 358(a) of the Code.)

     24. Each Bank shareholder's holding period in his or her Holding Company Common Stock received in the exchange will include the period during which the Bank common stock surrendered was held, provided that the Bank common stock surrendered is a capital asset in the hands of the Bank shareholder on the date of the exchange. (Section 1223(1) of the Code.)

     25. No gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon distribution to them of subscription rights to purchase shares of Holding Company Common Stock, provided that the amount to be paid for the Holding Company Common Stock is equal to the fair market value of the Holding Company Common Stock.

     26. No gain or loss will be recognized by Holding Company on the receipt of money in exchange for Holding Company Common Stock sold in the Offering. (Section 1032 of the Code.)

     We hereby consent to the filing of the opinion as an exhibit to the MHC's Application for Approval for Conversion filed with the Commissioner and to the Holding Company's Registration Statement on Form S-1 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Application for Approval of Conversion and S-1 under the captions "The Conversion-Tax Aspects" and "Legal Opinions."

                                            Very truly yours,

                                            LUSE LEHMAN GORMAN POMERENK &
                                            SCHICK, A PROFESSIONAL CORPORATION



                                     By: /s/Luse Lehman Gorman Pomerenk & Schick
                                         ---------------------------------------